Exhibit 32.1
Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Chief Executive Officer and the Chief Financial Officer of Global Employment Holdings, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:
(a) the Quarterly Report on Amendment No. 2 to Form 10-Q of the Company for the period ended April 2, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 27, 2006	By:	/s/ Howard Brill

Howard Brill
Chief Executive Officer and President (Principal Executive Officer)

Date: July 27, 2006	By:	/s/ Dan Hollenbach

Dan Hollenbach
Chief Financial Officer (Principal Financial and Accounting Officer)